UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 9, 2015

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 9, 2015, Caesars Entertainment Corporation (“CEC”), Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), and certain holders (the “Consenting Creditors”) of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (collectively, the “First Lien Notes”) agreed to amend and restate (the “Amendment”) the Amended and Restated Restructuring Support and Forbearance Agreement, dated as of December 31, 2014 (the “RSA”), among CEC, CEOC and the Consenting Creditors, which was previously filed by CEC and CEOC on their Current Reports on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2014. Pursuant to the Amendment, the RSA has been amended to provide that if a Qualified Marketmaker (as defined in the RSA), acting solely in its capacity as such, acquires First Lien Notes or indebtedness under CEOC’s credit facility (“First Lien Bank Debt”) from an entity that is not a Consenting Creditor with respect to such debt (collectively, “Qualified Unrestricted Claims”), such Qualified Marketmaker may transfer such Qualified Unrestricted Claims without the requirement that the transferee execute a Transfer Agreement (as defined in the RSA), provided that any such Qualified Marketmaker will otherwise still be subject to the terms of the RSA with respect to the Qualified Unrestricted Claims pending the completion of any such transfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: January 9, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary